Exhibit 99.1

VOXX International Corporation Announces Strategic Alternatives Process to Maximize Valuation

ORLANDO, FL.— August 27, 2024 — VOXX International Corporation (NASDAQ: VOXX), a leading manufacturer and distributor of automotive and consumer technologies for the global markets, announced that its board of directors has been conducting an exploration of strategic alternatives in connection with its ongoing effort to maximize shareholder value.

As part of this process, the board will consider a wide range of options for VOXX, including, among other things, a potential sale of the Company, a sale of segments, operational improvements, or other strategic transactions. Per its fiduciary responsibilities and to support its evaluation process, the VOXX board has established a strategic transactions committee which has retained Solomon Partners as financial advisor and Bryan Cave Leighton Paisner LLP as legal advisor.

There can be no assurance that this process will result in VOXX pursuing a particular transaction or other strategic outcome. VOXX has not set a timetable for completion of this process, and it does not intend to disclose further developments unless and until it determines that further disclosure is appropriate or necessary.

About VOXX International Corporation

VOXX International Corporation (NASDAQ: VOXX) has grown into a worldwide leader in the Automotive Electronics and Consumer Electronics industries. Over the past several decades, with a portfolio of approximately 30 trusted brands, VOXX has built market-leading positions in in-vehicle entertainment, automotive security, reception products, a number of premium audio market segments, and more. VOXX is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. For additional information, please visit our website at www.voxxintl.com. For the most recent investor presentation on the Company, please click here.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to the risk factors described in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2024, and other filings made by the Company from time to time with the SEC, as such descriptions may be updated or amended in any future reports we file with the SEC. The factors described in such SEC filings include, without limitation: impacts related to the COVID-19 pandemic, global supply shortages and logistics costs and delays; global economic trends; cybersecurity risks; risks that may result from changes in the Company's business operations; operational execution by our businesses; changes in law, regulation or policy that may affect our businesses; our ability to increase margins through implementation of operational improvements, restructuring and other cost reduction methods; our ability to keep pace with technological advances; significant competition in the automotive electronics, consumer electronics and biometrics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the War in the Ukraine and any worsening of the global business and economic environment as a result.

Investor Relations Contact:

Glenn Wiener, GW Communications (for VOXX)

Email: gwiener@GWCco.com